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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                 ------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 DEPOMED, INC.
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            (Exact name of registrant as specified in its charter)

              California                                 94-3229046
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(State of incorporation or organization)    (I.R.S. employer identification no.)

               366 Lakeside Drive, Foster City, California 94404
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                   (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on
Title of Each Class To Be So Registered     Which Each Class Is To Be Registered
---------------------------------------     ------------------------------------
      Common Stock, no par value                  American Stock Exchange
    Common Stock Purchase Warrants                American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

     None.
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Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to page 46 of the final prospectus contained in Registrant's Registration Statement on Form SB-2 filed with the Commission on April 18, 1997 (Reg. No. 333-25445), as amended (the "SB-2 Registration Statement").

Item 2.   Exhibits

          The following exhibits are filed as a part of this registration statement:

          3(i)/1/   Registrant's Amended and Restated Articles of Incorporation;

          3(ii)/2/  Registrant's Bylaws;

          4.1/3/    Specimen Common Stock Certificate;

          4.2/4/    Specimen Warrant Certificate;

          4.3/5/ Form of Representative's Warrant Agreement including Form of Representative's Warrant; and

          4.4/6/    Form of Warrant Agreement.

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/1/ Incorporated by reference to Exhibit 3.2 of the SB-2 Registration Statement.
/2/ Incorporated by reference to Exhibit 3.3 of the SB-2 Registration Statement. /3/ Incorporated by reference to Exhibit 4.1 of the SB-2 Registration Statement. /4/ Incorporated by reference to Exhibit 4.2 of the SB-2 Registration Statement. /5/ Incorporated by reference to Exhibit 4.3 of the SB-2 Registration Statement. /6/ Incorporated by reference to Exhibit 4.4 of the SB-2 Registration Statement.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 6, 1998                      DEPOMED, INC.

                                            By: /s/ John F. Hamilton
                                                --------------------------------
                                                John F. Hamilton
                                                Vice President, Finance,
                                                Chief Financial Officer